Exhibit 10.2 Demerger Agreement

May 29, 2002

Stratesec Incorporated and Kamran Hashemi agree to settle the outstanding Stratesec lawsuit and any existing or potential claims against Stratesec, Incorporated by Kamran Hashemi based on the following conditions: Stratesec/SFT will:

1. Drop its lawsuit and all legal action against you, and release Les Pendis liens against your property and your stock in Stratesec Incorporated.

2.   Convey to you or your entity the SSI GSA schedule and the Army BPA.

3. Convey title and ownership to you or your entity all physical assets of the former SSI such as:

o    Dump trucks, forklift, ditch witch, boring machine, cable, etc.

4. Forgive the $327,000 plus accrued interest note between you and SSI, which conveyed to Stratesec Incorporated.

5.   Convey: All contracts completed under the former SSI name.

6. SFT will drop its lawsuit and will relieve you from any and all past and current claims and causes of action.

In return for the above, you agree to the following:

1. You return 2 million shares of Stratesec (SFT) and all outstanding options to purchase stock will be cancelled.

2.   You resign from the Board

3. You release Stratesec from any past and current claims and causes of action.

Your signature below confirms this agreement:
Accepted:
/s/ BARRY MCDANIEL
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Barry McDaniel
/s/ KAMRAN HASHEMI
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Kamran Hashemi